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                                                                    Exhibit 99.2

[CONTOUR ENERGY LOGO]                                               NEWS RELEASE

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FOR IMMEDIATE RELEASE
Thursday, December 19, 2002

              CONTOUR'S AMENDED PLAN OF REORGANIZATION IS CONFIRMED

     HOUSTON, TEXAS - CONTOUR ENERGY CO. ("Contour" or the "Company") announced today that the United States Bankruptcy Court for the Southern District of Texas, Houston Division has confirmed Contour's First Amended Debtors' Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, as Modified (the "Final Plan").

     The Final Plan provides that the general unsecured class of creditors will be paid in full, so long as the claims within that class are less than the Unsecured Claims Cap. The "Unsecured Claims Cap" is defined in the Final Plan as $1,750,000 plus the amount, if any, of general unsecured claims attributable to current or suspended royalties, joint interest billings, and certain license and membership fees. While a full reconciliation of claims has not yet been completed, based on the information available at this time the Company believes general unsecured claims will ultimately be less than the Unsecured Claims Cap and general unsecured creditors will receive payment of allowed claims in full. If the general unsecured claims do exceed the Unsecured Claims Cap, all general unsecured creditors will share pro rata in the amount of the Unsecured Claims Cap.

     Contour continues to pay in full its royalty obligations in the normal course of business. Under the Final Plan Contour will assume the operating and related agreements covering oil and gas leases and anticipates that any amounts owed to joint working interest owners will be paid in full upon verification of the claims.

     The Final Plan provides for payment of the 14% senior secured notes in full with interest at the non-default rate upon closing using proceeds from a new revolving credit facility, newly issued

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subordinated debt, and cash on hand. The holders of the Company's $155 million of 10 3/8% senior subordinated notes will receive all the Company's post-confirmation equity.

     Under the Final Plan, existing holders of Contour common stock, in the aggregate, will receive the lesser of $750,000 or the amount by which total general unsecured claims are less than the Unsecured Claims Cap. Until final resolution of the general unsecured claims, the amount payable in the aggregate to holders of common stock cannot be determined with certainty. However, based on information available at this time, the Company believes that holders of common stock will receive their pro rata share of $750,000.

     The Confirmation Order and Final Plan will be posted on the Contour Energy Co. web site (contourenergy.com) as soon as it is made available.

     Contour Energy Co. is engaged in the exploration, development, acquisition and production of natural gas and oil.

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     Contour Energy Co. common stock is traded on the Pink Sheets under the symbol CONC.

Cautionary Statement as to Forward-Looking Information

     Statements made herein (as well as information included in oral or other written statements made or to be made by the Company or its representatives) that are forward-looking in nature are intended to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, relating to matters such as anticipated operating and financial performance, business prospects, future reserves, cash flow and value, developments and results of the Company. Actual performance, prospects, reserves, cash flow and value, developments and results may differ materially from any or all anticipated results due to economic conditions and other risks, uncertainties and circumstances partly or totally outside the control of the Company, including rates of inflation, natural gas prices, uncertainty of reserve estimates, rates and timing of future production of oil and gas, exploratory and development activities, acquisition risks, changes in the level and timing of future costs and expenses related to drilling and operating activities and those risk factors described in the Company's Annual Report on Form 10-K, including the amendment thereto, for the fiscal year ended December 31, 2001.

     Words such as "anticipated", "expect", "estimate", "project" and similar expressions are intended to identify forward-looking statements. Forward-looking statements include the risk factors described in the Company's Form 10-K mentioned above.

Company Contact: Investor Relations                              (713) 652-5200